Exhibit 99.2

Company Contact: David Lethem, Chief Financial Officer Deyu Agriculture Corp. Tel: +1-239-940-8889 E-mail: david@china-deyu.com. Web Site: http://www.china-deyu.com	Investor Relations Contact: John Harmon, Senior Account Manager CCG Investor Relations Tel: +1-646-833-3424 E-mail: john.harmon@ccgir.com Web Site: http://www.ccgir.com

Deyu Agriculture Appoints Three New Independent Directors, Chief Scientist

BEIJING, China, August 21, 2010 – Deyu Agriculture Corp. (OTC Bulletin Board: ECBI) (“Deyu Agriculture” or the “Company”), an emerging, vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and various grains, today announced the appointment of three new independent directors, which increases the total number of directors to five. The Company also appointed a Chief Scientist.  Deyu Agriculture appointed Messrs. Timothy C. Stevens, Al Carmona, and Longjiang Yuan as independent directors and appointed Dr. Wei Zhong Cai as Chief Scientist.

In addition, the Board of Directors (the “Board”) of Deyu Agriculture approved the establishment of the Audit Committee. The Board appointed the three independent directors to serve as members of the Audit Committee, and Mr. Stevens has been appointed as its Chairman. The Board also adopted procedures for the selection of director nominees as well as for independent director oversight of executive-officer compensation.

"We are honored that Messrs. Stevens, Carmona and Yuan are joining our Board of Directors and that Dr. Cai is joining the Company as the Chief Scientist.  We believe their diverse backgrounds will greatly benefit our management team and our shareholders," said Mr. Jianming Hao, Chairman and Chief Executive Officer of Deyu Agriculture. "We look forward to working with our new Board Members and our Chief Scientist at this important time when we are focusing on growing our grains business and planning to develop new product categories throughout the remainder of the year. In addition, we will continue to seek ways to best serve our shareholders through excellence in corporate governance.”

Mr. Timothy Stevens has over 30 years of executive leadership, management, and client service experience with the world’s leading law, public accounting, and management consulting firms. Since 2004, Mr. Stevens served as the Executive Director of Saul Ewing LLP, a Philadelphia law firm where he oversaw all aspects of its day to day business operations with a focus on improving the bottom line and supporting the Firm’s growth strategy and other key objectives. From 1999 to 2003, he served as the Chief Operating Officer and member of the Management Committee in the Hong Kong and China offices of the international law firm Baker & McKenzie, where he was responsible for all operations (other than client service) for Baker & McKenzie’s large Hong Kong/China practice. From 1995 to 1998, Mr. Stevens served in the Chairman’s office as the Finance and Administrative Partner of PricewaterhouseCoopers China, the world’s largest auditing firm, where he supervised the business plans, office openings and expansions as well as the financial management of the firm. Mr. Stevens graduated from the Clifton College and Bristol University in the United Kingdom. He also received the ACA qualification from the UK Chartered Accountants’ Qualification Program in 1974. Mr. Stevens is a licensed CPA in Massachusetts as well as being a Hong Kong FCPA.

During the last 24 years, Mr. Carmona has been with Mars & Co, a well-respected international strategy consulting firm, during which he served as Executive Vice President and Senior Advisor and has coordinated their Global Business Development Council. He has deep experience in a wide variety of areas including cost and supply chain optimization, brand strategy, pricing and demand building optimization, competitive analysis, portfolio optimization, business unit turnarounds, and acquisition and divestiture analysis. Mr. Carmona has a Bachelor of Science degree in Chemical Engineering from Princeton University and an MBA degree from the Wharton School of the University of Pennsylvania.

Mr. Longjiang Yuan is an acknowledged expert in agricultural technology and has been serving as the vice director of the Science and Technology Bureau of the Chinese Academy of Agricultural Sciences, the largest and highest agriculture institute in China (“CAAS”). Prior to joining the Company, Mr. Yuan spent 17 years in the Institute of Crop Science of the CAAS, where he was also the senior director of the R&D team for paddy rice genetic breeding technologies as well as a scientist in the science commission. He is the director of the Crop Science Society of China and an expert for the National Crop Variety Approval Committee. From 2002 to 2004, Mr. Yuan was an independent director of the board of Shanxi Tunyu Seed Industry Co., Ltd. Over the years, Mr. Yuan has participated in and led 13 national R&D programs and has developed 17 new crop breeds. He has published more than 20 academic thesis and 5 books on agricultural sciences. Mr. Yuan was also granted 2 scientific and technological progress awards by the Ministry of Agriculture of China. Mr. Longjiang Yuan holds a Bachelor of Science degree in Genetic Breeding Technology from the Graduate School of the Chinese Academy of Agricultural Sciences.

Dr. Wei Zhong Cai is currently professor and tutor of food nutrition and health in the School of Public Health of Peking University and is primarily engaged in research and teaching of dietary nutrition and hygiene.  Dr. Cai has focused on research and management for the Chinese Academy of Agricultural Sciences, China Food Group, China Animal Husbandry Industry Group, the National Development and Reform Commission, and the Public Nutrition and Development Center.  His current research covers public nutrition, children nutrition, food and beverage nutrition, cereals nutrition, nutrition education, nutrition policy, development of nutritional and functional food.  Dr. Cai’s recent advisory work includes a position as the National Children Food Safety Action Expert Team leader and the appointed expert to the Public Nutrition Improvement Projects.  He obtained a bachelor’s degree from Jiangsu Agricultural University and his master’s and doctorate degrees from the Graduate School of the Chinese Academy of Agricultural Science and Chinese Agricultural University, respectively.  He also participated in nutrition research at the University of California, Wageningen University, and the Swedish Agricultural University.

About Deyu Agriculture Corp.
Deyu Agriculture Corp. (“Deyu Agriculture” or the “Company”) is an emerging organic and non-organic agricultural products producer and distributor in Shanxi Province of the People’s Republic of China engaged in procuring, processing, marketing and distributing various grain and corn products. Deyu Agriculture maintains a large base in Jinzhong City, Shanxi Province for breeding, cultivating, processing and warehousing, and focuses on processing and distributing grain and corn products.

For more information, contact CCG Investor Relations directly or go to Deyu Agriculture's website at http://www.china-deyu.com/.

Safe Harbor Statements
This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Deyu Agriculture's management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, general economic conditions; geopolitical events and regulatory changes, availability of capital, changes in the agricultural industry, the Company’s ability to maintain its competitive position as well as other relevant risks, including but not limited to risks outlined in the Company's periodic filings with the U.S. Securities and Exchange Commission. Deyu Agriculture does not assume any obligation to update the information contained in this press release.

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